SUB-ITEM 77Q3
Addendum to question 7C on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning these Funds.

The information below will be presented as follows:


Series Number
Series Name
Is this the last filing for this Series? (Y or N)

104
INVESCO CANADIAN ENERGY INCOME ETF
N

105
INVESCO CHINA REAL ESTATE ETF
N

106
INVESCO CHINA SMALL CAP ETF
N

107
INVESCO FRONTIER MARKETS ETF
N

108
INVESCO MSCI GLOBAL TIMBER ETF
N

109
INVESCO S&P GLOBAL DIVIDEND OPPORTUNITIES INDEX ETF
N

110
INVESCO SHIPPING ETF
N

111
INVESCO ZACKS INTERNATIONAL MULTI-ASSET INCOME ETF
N